UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): August 20, 2014

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
On August 20, 2014, Infinity Property and Casualty Corporation (the “Company”) entered into the second amendment to amended and restated credit agreement (the “Second Amendment”) with Regions Bank (the “Lender”). The Second Amendment amended the terms of the amended and restated credit agreement (the “Original Agreement”), dated August 31, 2008, by and between the Company and the Lender, and the terms of the first amendment to amended and restated credit agreement (the “First Amendment,” and together with the Original Agreement and Second Amendment, the “Credit Agreement”), dated August 31, 2011, by and between the Company and the Lender. The Credit Agreement provides the Company with an unsecured revolving credit facility (the “Facility”) having a maximum facility amount of $50,000,000. The Second Amendment amends the terms of the Original Agreement and the First Amendment by, among other things, (i) extending the term of the Credit Agreement to August 31, 2017, (ii) permitting Infinity Insurance Company (the “Subsidiary”), a wholly-owned subsidiary of the Company, to directly borrow funds through the Facility, and (iii) providing that a) the Company shall be jointly and severally liable for all funds borrowed through the Facility and b) the Subsidiary shall only be liable for funds that it borrows through the Facility.
The foregoing summary is not intended to be comprehensive and is qualified in its entirety by the full text of the following documents, all of which are incorporated by reference as if fully set forth herein:

i)	the Second Amendment, a copy of which is attached hereto as Exhibit 10,

ii)	the First Amendment, a copy of which is attached as Exhibit 10 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2011, and

iii)	the Original Agreement, a copy of which is attached as Exhibit 10 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2008.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10
Second Amendment to Amended and Restated Credit Agreement, dated as of August 20, 2014, by and between Infinity Property and Casualty Corporation and Infinity Insurance Company (as the “Borrower”) and Regions Bank (as the “Lender”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY
CORPORATION

By: /s/ Samuel J. Simon
Name:    Samuel J. Simon

Title:	Executive Vice President, General Counsel and Assistant Secretary

Date: August 26, 2014